Exhibit 10.1

CONTRACT OF SALE

THIS CONTRACT OF SALE, (the "Contract"), is made and entered into by and between Third Avenue at St Petersburg LLC, a Delaware limited liability company ("Seller"), and Third Avenue Apartments LLC a Delaware limited liability company (“Purchaser”) collectively the "Parties".

I.	SALE AND PURCHASE OF PROPERTY.

1.01       Agreement of Sale and Purchase. Seller hereby agrees to sell and convey unto, and Purchaser hereby agrees to purchase from certain real property located at the southeast corner of 5th Street North and 3rd Avenue North in St. Petersburg, Florida and legally described on the Exhibit A, attached hereto and made a part hereof, (“Real Property”) together with all improvements on the Real Property and all singular rights and appurtenances pertaining thereto, including, but not limited to, (i) all entitlements, easements, rights, mineral rights, oil and gas rights, water, water rights, air rights, development rights and privileges appurtenant to the Real Property, (ii) all tangible personal property, owned and assignable by Seller, located on or used in connection with the Real Property, including, without limitation, engineering studies, soils reports, (iii) all warranties, guaranties, indemnities and other similar rights relating to the Real Property and/or the assets transferred hereby, (iv) all permits, licenses, consents, approvals and entitlements related to the Real Property, (v) any rights of way, appendages appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the Real Property or any portion thereof, if any, and used in conjunction therewith, and (vi) all intangible rights directly relating to the Real Property. Such Real Property rights and appurtenances shall not include (a) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Real Property, including, without limitation, budgets prepared by or on behalf of Seller or any affiliate of Seller, (b) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller, or which are subject to a confidentiality agreement, (c) any trade name, mark or other identifying material that includes the name "Inland" or any derivative thereof or (d) any documents, materials or information which are subject to a copyright in favor of a third party other than Seller (the Real Property together with all of such Real Property rights and appurtenances being hereinafter referred to collectively as the "Property").

1.02       Purchase Price. Seller shall sell, and Purchaser shall purchase, the Property for the sum of Fifteen Million Five Hundred Thousand Dollars and NO/100 ($15,500,000.00) (“Proposed Transaction”). At the Closing, Purchaser shall receive a credit against the Purchase Price for the Earnest Money. The balance of the Purchase Price, plus or minus prorations and adjustments as provided for herein, shall be paid by Purchaser at Closing by wire transfer of immediately collectible funds to the Title Company in escrow for disbursement pursuant to the terms hereof.

1

1.03       Earnest Money. Purchaser shall deposit, within two (2) Business Days following the Effective Date (as defined in Section 12.16 below), the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) (“Deposit” or “Earnest Money”) with Chicago Title Insurance Company, 10 South LaSalle Street, Suite 3100, Chicago, Illinois 60603 (the “Title Company”), Division II, phone: 312-223-3880; attention: Kathy McCoy (“Escrow Agent”). The Title Company shall hold the Deposit in escrow in an interest-bearing account reasonably acceptable to Purchaser, in accordance with the terms and conditions of this Contract. Purchaser agrees to pay and satisfy the balance of the Purchase Price, reduced by the Earnest Money paid to Seller, at the time of Closing by wire transfer of immediately available funds. If this Contract is terminated prior to the Closing, the Earnest Money shall be delivered to Seller or returned to Purchaser by the Title Company, as provided for in this Contract. If Purchaser fails to deposit the Earnest Money as required herein, and such failure continues for a period of one (1) day after written notice from Seller, then Seller may terminate this Contract by written notice to Purchaser at any time prior to the deposit of the Earnest Money. Any interest earned on the Deposit shall inure to the benefit of the Purchaser and same shall be credited to the Purchaser at the Closing.

II.	SURVEY, TITLE COMMITMENT AND FEASIBILITY PERIOD.

2.01     Title and Survey.

(a)       Title Commitment. On the Effective Date, Seller shall order (and deliver to Purchaser upon receipt of same) (i) a written commitment from the Title Company to issue its ALTA Title Insurance Policy relating to the Real Property in an amount equal to the Purchase Price (the “Title Commitment”) and (ii) an update to the Boundary Survey prepared by George F. Young, Inc., identified as Job No. 17011800SC and dated August 30, 2017 (the “Survey”). The Title Commitment delivered hereunder shall be conclusive evidence of good and marketable title as therein shown, subject only to those exceptions as therein stated.

(b)       Title Objections. If such Title Commitment and/or Survey disclose matters and exceptions to title, other than Permitted Exceptions, to which Purchaser objects (the “Title Objections”) in a written notice to Seller delivered no later than five (5) days following receipt of the Title Commitment and Survey, Seller (in its sole discretion) shall have ten (10) business days (the “Seller Cure Period”) from the date of such notice to have the Title Objections removed or to obtain the commitment of the Title Company to provide affirmative insurance to Purchaser over such Title Objections at standard rates. If Seller fails or elects not to have any Title Objections removed or fails or elects not to cause the Title Company to issue its commitment to insure over the same on or prior to the expiration of the Seller Cure Period, Purchaser may, as its sole remedies, either elect to take title as it then is or terminate this Contract and receive a return of the Deposit by delivery of notice to that effect at any time prior to the “Title Objection Expiration Date” which shall mean within five (5) days after the sooner of the (i) the date on which Seller notifies Purchaser of its failure to have any such Title Objections removed or insured over, or (ii) the expiration of the Seller Cure Period. If Purchaser shall elect to take title subject to any Title Objections, all of such Title Objections shall thereupon become, for all purposes hereof, additional “Permitted Exceptions;” provided, however, Mandatory Cure Items (as hereinafter defined) shall not be considered Permitted Exceptions and shall be removed and cured by Seller at its sole expense prior to the Closing. If any of the time periods set forth in this Section 1.01 extend beyond the Closing Date, then notwithstanding anything set forth in this Contract to the contrary, the Closing Date shall be extended to permit the applicable party to have the full time period set forth in this section. “Mandatory Cure Items” shall mean liens which are of a definite and ascertainable amount which in the aggregate can be removed at the Closing by payment of monies, and which either (A) represent, evidence, secure or otherwise relate to mortgage debt, security interests, and other financing documents, (B) represent taxes or assessments which are then delinquent or which are then due and payable, (C) relate to any mechanics or materialmen’s liens, and (D) any other monetary liens. Purchaser shall not be obligated to identify any Mandatory Cure Items as a Title Objection.

2

(c)       Title Policy. At the Closing and as a condition precedent to the obligations of Purchaser hereunder, the Title Company shall deliver to Purchaser, a proforma title insurance policy issued by the Title Company in the amount of the Purchase Price subject only to the Permitted Exceptions, showing fee simple title to the Real Property as vested in Purchaser (the “Title Policy”). Purchaser, at its sole cost and expense, may request the issuance at Closing of such endorsements to the Title Policy as it deems appropriate; provided, however, that issuance of such endorsements shall not be a condition precedent to Purchaser’s obligations hereunder and Seller shall not incur any costs or expenses in connection with the issuance of such endorsements.

2.02     Feasibility Period. During the period commencing upon the Effective Date hereof and expiring at 5:00 p.m. central time on the date which is fourteen (14) calendar days thereafter or the next succeeding Business Day if such fourteenth day is not a Business Day, Purchaser and Purchaser’s representatives, agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively the “Purchaser’s Parties”) shall have the right of investigation and inspection of the Property, documents, reports, studies and plans, in Seller’s current possession or control, as listed on attached Exhibit C (collectively the “Seller’s Materials”) and any other information, reasonably requested by Purchaser at no cost to Seller relating to the Property in Seller’s possession or control, during the remainder of the Access Period (“Feasibility Period”) to determine, in Purchaser’s sole and absolute discretion, whether or not the Property is acceptable to Purchaser and suitable for Purchaser’s intended use. Purchaser shall be provided access to the Property upon prior written notice to Seller in accordance with the procedure set forth in Section 2.03(a) for the sole purpose of conducting such non-invasive investigations, inspections, audits, analyses, surveys, tests, examinations, and studies of the Property as Purchaser has deemed necessary or desirable to determine whether the Property is suitable for Purchaser’s purposes in Purchaser’s sole and absolute discretion. Purchaser’s access to the Property shall be governed by the terms of this Contract. Purchaser shall not alter or damage the Property in any manner and Purchaser shall not permit any mechanic’s liens to be filed against all or any part of the Property that arise from Purchaser’s or Purchaser Parties’ activities concerning the Property. Seller shall have the absolute right to be present at all times when any of the Purchaser Parties are present at the Property pursuant to this Contract.

(a)       In exercising its right of access to, or inspection of, the Property, Purchaser shall notify Seller's representative, ____________ at ________________ at least one (1) Business Day (or such shorter period as approved by Seller’s representative by email) prior to any proposed access to the Property (each of which must be expressly approved in advance by Seller by electronic mail) to perform inspections and tests of the Property, including surveys, environmental studies and examinations. All such inspections and tests undertaken by or on behalf of Purchaser shall be conducted in strict accordance with all applicable laws and regulations and in a manner reasonably acceptable to Seller.

(b)       Purchaser shall not be entitled to contact any Protected Party (hereinafter defined), whether directly or indirectly, by e-mail or personal contact, or through any intermediaries, without Seller’s prior written consent, except that Purchaser and Purchaser Parties shall be permitted without Seller’s consent to conduct routine municipal lien search/zoning analysis and building permit searches with all applicable governmental authorities. Seller shall provide Purchaser and Purchaser Parties with reasonable contact and communication during the term of this Contract to an on-site property representative. Seller (and, at Seller’s option, Seller’s counsel) shall have the absolute right to be present at any meetings (including meetings conducted by telephone) with any Protected Party. Purchaser shall provide copies of any correspondence sent to or received from any such Protected Party within two (2) Business Days after receipt or dispatch, as the case may be. Purchaser shall not have the right to make any commitments to any Protected Party that are in any way binding on Seller or the Property. As used herein, the term “Protected Party” shall mean any of the following: (a) any person or entity currently engaged by Seller to provide design, engineering, construction or other services for all or any portion of the Property except that Purchaser shall be permitted to use the Seller’s surveyor, title company, environmental company and physical inspector for Purchaser’s third party diligence reports, and (b) any governmental or quasi-governmental authority with jurisdiction over the Property.

3

(c)       Purchaser shall not conduct or allow any physically intrusive testing of, on or under the Property without first obtaining Seller’s written consent as to the timing and scope of the work to be performed, which consent shall be given or withheld in Seller’s sole and absolute discretion and subject to increases in the coverage amounts of the Purchaser’s Insurance (defined below). Without limiting the generality of the foregoing, Seller’s written approval shall be required prior to conducting any Phase II environmental survey or any testing or sampling of surface or subsurface soils, surface water, groundwater or any materials in or about the Property in connection with Purchaser’s environmental due diligence. If any testing is approved by Seller, Purchaser agrees to cooperate with any request by Seller in connection with the timing of any such inspection or test. Purchaser agrees to provide Seller, within five (5) days of Seller’s request, with copies of the final versions of any written environmental inspection or test report or environmental summary prepared by any unrelated third party (excluding attorneys), and copies of all test results, in each case to the extent such third party consents thereto and at no additional cost to Purchaser. Purchaser agrees that any inspection, test or other study or analysis of the Property by Purchaser shall be performed at Purchaser’s expense and in accordance with applicable law. Purchaser agrees at its own expense to promptly restore the Property or, at Seller’s option, to reimburse Seller for any out-of-pocket repair or restoration costs actually incurred by Seller as a result thereof, if any inspection or test requires or results in any damage to or alteration of its physical condition (other than that arising from the discovery of preexisting conditions). The provisions of this Section 2.03(c) shall survive the termination of this Contract.

(d)       Purchaser hereby agrees to indemnify, defend, and hold harmless Seller, its partners, members, affiliates, on-site property representative, and their respective officers, directors, agents, employees, and representatives (collectively, the “Indemnified Parties”) from and against any and all liens, claims, or damages of any kind or nature, including any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys’ fees suffered, incurred, or sustained by any of the Indemnified Parties caused by Purchaser, its employees, agents, contractors or representatives with respect to any due diligence activities at the Property pursuant to this Contract. Notwithstanding the foregoing, Purchaser shall not be liable for any loss, injury, damage, cause of action, liability, claim, lien, cost or expense incurred by Indemnified Parties arising solely out of Purchaser’s discovery of any pre-existing condition. Purchaser will promptly restore the Property to its condition before any damages that have been caused by Purchaser or its agents or representatives in the conduct of the review. Prior to any entry onto the Property, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at their expense general liability insurance and shall furnish a certificate of insurance naming Seller and Seller’s on-site property representative as additional insured(s) under Purchaser’s general liability policy, including product liability and completed operations, with a minimum $1,000,000 limit per occurrence and a $2,000,000 general aggregate limit. Other required coverages include Statutory Workers' Compensation insurance with a minimum employer's liability limit of $500,000, and auto liability insurance with a minimum $500,000 limit. All insurance furnished by Purchaser in accordance with this Contract (“Purchaser’s Insurance”), including primary and umbrella/excess policies, shall state that the coverage provided to additional insured(s) is through a carrier that has an AM BEST rating of not less than “A”, and Purchaser’s Insurance is primary to, and non-contributory with, any insurance, including self-insurance, whether primary, excess, or on any other basis, maintained by such additional insured. Should a sub-contractor be utilized to perform services for Purchaser, the sub-contractor must provide proof of the same insurance coverages outlined above to Seller including additional insured status for Seller and Seller’s on-site property representative utilizing ISO form CG 20 26 or the equivalent and such insurance will be endorsed as primary to, and non-contributory with, any insurance, including self-insurance, whether primary, excess, or on any other basis, maintained by such additional insured and is applicable to all insurance furnished in accordance with this Contract, including primary and umbrella/excess policies. Prior to making any entry upon the Property, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages, which certificate of insurance shall be in form and substance reasonably satisfactory to Seller. The provisions of this Section 2.03(d) shall survive the termination of this Contract.

4

(e)        The Seller Materials, prepared and assembled in the ordinary course of business by Seller, shall be delivered or made available to Purchaser for informational purposes on the same day as delivery of a fully executed copy of this Contract to Purchaser’s attorney (any delay in forwarding of the Seller Materials shall toll the Feasibility Period), and except as and if expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered or given by Seller or its brokers or agents to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that, except as expressly stated herein, all materials, data and information delivered or given by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports. Notwithstanding the foregoing, it is understood and agreed that Seller will not knowingly provide inaccurate, false or incomplete information to the Purchaser. Purchaser agrees that any Seller’s Materials provided or made available to Purchaser by Seller or its representatives pursuant to this Contract, the Purchase Contract or otherwise in connection with the Property is confidential, unless (i) such information is in the public domain or is available to Purchaser from any other source (other than by reason of a breach by Purchaser of any confidentiality obligations hereunder); or (ii) in the event of any legal action or proceeding or asserted requirement under applicable law or government regulation calls for disclosure of any Seller’s Materials. Neither Purchaser nor any Purchaser Party shall be liable for any disclosure of any Seller’s Materials permitted pursuant to this Contract. Purchaser further agrees that all such Seller’s Materials and any notes regarding such Seller’s Materials (“Notes”) will be used solely for the purpose of evaluating the Proposed Transaction by Purchaser and will not be used or duplicated for any other purpose. Purchaser shall keep all Seller’s Materials and Notes strictly confidential. Notwithstanding the foregoing, Purchaser may disclose the Seller’s Materials to the Purchaser Parties, provided Purchaser shall inform such Purchaser Parties of the confidential nature of such information and shall direct such Purchaser Parties to keep all such information in the strictest confidence and to use such information only in connection with the Proposed Transaction and in accordance with the terms of this Contract. Purchaser also is permitted to disclose confidential information to its affiliates, officers, directors, partners, its legal and tax counsel, accountants, investors and potential investors as expressly approved by Seller in advance of such disclosure (collectively, with the Purchaser Parties, the “Related Parties”). Purchaser is not required to obtain confidentiality Contracts from the Related Parties, but Purchaser agrees to advise each of the Related Parties in writing of the confidential nature of such information and require their compliance with this Contract. If, at any time, either (a) Purchaser elects not to proceed with the purchase of the Property; or (b) the Contract is terminated for any reason, then Purchaser will promptly deliver to Seller (or, at Purchaser’s option, destroy) all Seller’s Materials and destroy all Notes, and promptly certify to Seller, in writing, that all Seller’s Materials has been returned (or destroyed) and all Notes destroyed. Purchaser shall, concurrently therewith, deliver to Seller, at Seller’s request and after Seller reimburses Purchaser for the actual costs paid by Purchaser to obtain the true and correct copies of the final versions of any feasibility studies, drawings, plans, property condition and environmental reports prepared by unrelated third parties (excluding attorneys) on behalf of Purchaser of which Seller desires copies, without representation or warranty by, or recourse against, Purchaser, it being agreed that Seller shall not rely on such documents and shall independently verify the truth, accuracy and completeness of said information and/or items contained therein. In addition to any other remedies available to Seller, Seller shall each have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser Parties in order to enforce the provisions of this Section 2.03(e). Purchaser shall not divulge the Purchase Price except in strict accordance with the confidentiality standards set forth in this Section 2.03(b). In permitting Purchaser to review the Seller’s Materials or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third-party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Purchaser's obligations under this Section 2.03(e) shall survive the termination of this Contract.

5

(f)       Termination. Purchaser shall have the right to terminate this Contract (except the provisions of Section 2.03 hereof that specifically survive a termination) for any reason or no reason during the Feasibility Period upon written notice of such termination (“Termination Notice”) to Seller not later than 5:00 PM Central Time on the last day of the Feasibility Period and the Deposit will be returned to Purchaser thereafter and the parties shall have no further obligation to each other, other than those duties and obligations of Purchaser that specifically survive a termination of this Contract as specified in Section 2.03 hereof. If Purchaser does not serve its Termination Notice Waiver on the Seller prior to expiration of the Feasibility Period, the Contract shall remain in full force and effect and the Earnest Money shall be non-refundable and applicable to the Purchase Price, except in the event of a Seller’s default. Upon termination of this Contract for any reason whatsoever, Purchaser will deliver to Seller all final and non-confidential documentation with respect to the Property acquired by Purchaser in connection with its contemplated purchase and development of the Property, all at no cost to the Seller, and without any representation or warranty as to the completeness or accuracy of the reports or any other matter relating thereto, and Seller shall have no right to rely on any report without the written consent of the party preparing same. Notwithstanding anything to the contrary contained in this Contract, if Purchaser terminates this Contract on or before expiration of the Feasibility Period for any reason other than (a) the Title Commitment reveals a material adverse condition that Seller will not or cannot remedy, including, without limitation, any covenants, conditions, restrictions or declarations filed in the public real estate records unsatisfactory to Purchaser or (b) an environmental site assessment reveals a material adverse environmental condition on the Property that Seller will not or cannot remedy, then the $1,450,000.00 of the Deposit shall be returned to Purchaser and $50,000.00 of the Deposit shall be transferred to Seller.

6

III.	AS IS, WHERE IS PURCHASE

EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT OR IN ANY OF THE CLOSING DOCUMENTS DELIVERED BY SELLER TO PURCHASER AT CLOSING, upon closing of the purchase of the Property, Purchaser shall be conclusively deemed to have accepted the Property in its present condition, AS IS, WHERE IS, WITH ALL FAULTS, without covenants, representations or warranties of any kind, express or implied, from Seller as to any conditions of the Property, including, without limitation, the physical condition of the Property, the Property’s merchantability, fitness for a particular purpose, habitability or tenantability or surface or subsurface environmental conditions of the Property, all whether latent or patent. Seller makes no guarantee, warranty or representation, express or implied, as to the quality, character, or condition of the Property (or any part thereof) or the fitness of the Property (or any part thereof) for any use or purpose or any representation as to the nonexistence of any toxic or hazardous waste. Purchaser shall have no claim against Seller in law or in equity based upon the condition of the Property or the failure of the Property to meet or comply with any standards, laws, regulations or other governmental requirements. In no event shall Seller be liable for incidental, special, exemplary or consequential damages, including, without limitation, loss of profits or revenue, interference with business operations, loss of tenants, lenders, investors, Purchasers, diminution in value of the Property, or inability to use the Property, due to the condition of the Property. Purchaser represents and warrants to Seller that the Feasibility Period will provide to Purchaser ample opportunity to make a proper inspection, examination and investigation of the Property and all documents relating thereto to familiarize itself with the Property’s condition and that Purchaser will do so to Purchaser’s satisfaction. Purchaser represents that it is a knowledgeable, experienced and sophisticated Purchaser of real estate and that, except as expressly set forth in this Contract, it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Contract. Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability, including, without limitation, any claims, matters or liability arising from or related to the subject matter of the disclaimers and AS-IS provisions of this ARTICLE III and from all federal, state and local laws, rules, regulations or ordinances that might impose liability, and from all civil liability regarding the condition, valuation, salability or

7

utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), and/or with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property). As of the date of Closing, Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property, whether arising before or after the Effective Date. As of the date of Closing, Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. Purchaser hereby represents and warrants to Seller that: (a) Purchaser is represented by, or has had the opportunity to be represented by, legal counsel in connection with the transaction contemplated by this Contract; and (b) Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser's residence. Purchaser waives any and all rights or remedies it may have, or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller, and Seller waives any and all rights or remedies it may HAVE, or be entitled to arising from the disparity in size or bargaining power in relation to Purchaser. It is the Purchaser's intention that except for Seller's express representations and warranties that explicitly survive the closing of the transaction contemplated hereby and Seller's fraud, the foregoing release shall be effective as a bar to all actions, causes of action, suits, claims or demands of every kind, nature or character whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in

8

connection with the Property or other properties in or about the Property. Purchaser understands and agrees that by execution of this Contract, the other parties and their partners, officers, directors, agents, trustees, beneficiaries, shareholders, parents, subsidiaries, divisions, affiliates, employees, and attorneys do not admit any liability of any nature whatsoever. The Purchaser acknowledges that it may hereafter discover claims and/or facts now unknown or unsuspected, or in addition to, or different from, those which the Purchaser now knows or believes to be true with respect to the release set forth in this ARTICLE III (this "General Release”). Nevertheless, the Purchaser intends by this General Release to release fully and forever all claims released hereby except for Seller's express representations and warranties that explicitly survive the closing of the transaction contemplated hereby and Seller's fraud. Accordingly, this General Release shall remain in full force as a complete release of such claims notwithstanding the discovery or existence of any such additional or different claims and/or facts before or after the date of this Contract, except for Seller's express representations and warranties that explicitly survive the closing of the transaction contemplated hereby and Seller's fraud. For avoidance of doubt, the understandings, acknowledgments, and agreements of Purchaser set forth in this ARTICLE III shall be effective from and after Closing.

IV.	PROVISIONS WITH RESPECT TO CLOSING.

4.01     Closing. The completion of the purchase and sale of Property (“Closing"), shall take place on December 29, 2021, or to a date mutually agreed upon by Seller and Purchaser (“Closing Date”). The Closing shall be closed through an escrow with the Title Company in accordance with the provisions of the usual form of New York-style Deed and Money Escrow Agreement with provisions inserted in the escrow agreement as may be required to conform with this Contract. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, the payment of the balance of the Purchase Price and delivery of deed and other documents required to be delivered by this Contract, shall be made through the escrow. The cost of the escrow shall be divided equally between the Parties. The Purchaser and Seller shall execute any documents required by the Title Company.

4.02     Seller's Obligations at Closing. At or prior to the Closing, Seller shall execute and deliver, or cause to be executed or delivered, to or at the direction of Purchaser, the following (herein referred to collectively as the “Seller Closing Documents”):

(a)       a Special Warranty Deed (“Deed”), duly executed and acknowledged, conveying fee simple title to all the Property, subject only to the Permitted Exceptions;

(b)       payment of Seller's closing costs as hereinafter specified;

9

(c)       original copies, executed by or on behalf of Seller, of any required real estate transfer tax declarations;

(d)       a Certificate of Non-Foreign Status in form acceptable to Purchaser stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984;

(e)       Seller’s signature to the Closing Statement;

(f)       an ALTA Statement, Personal Undertaking, Section 1445 Certificate and a 1099 Solicitation, and cause the Title Company to issue and advise Purchaser that it has issued a proforma Title Policy in the amount of the Purchase Price for the Property insuring fee simple title to the Property subject only to the Permitted Exceptions;

(g)       an Affidavit of title, the form and substance of which shall be subject to the reasonable approval of the Title Company;

(h)       Such instruments, documents or certificates, executed by or on behalf of Seller, as may be required by the Title Company as a condition to the issuance of its title insurance policy as herein contemplated, which documents may, if required by the Title Company, but in no event shall Seller be obligated to deliver any affidavit of title, instrument, document or certificate to the Title Company or to any other person if the effect thereof is to cause Seller to assume or be subject to any liability or obligation to which it is not otherwise subject under the provisions of this Contract;

(i)       Such other documents, instruments or agreements which Seller is required to deliver to Purchaser pursuant to the provisions of this Contract or by the State of Florida or Pinellas County;

(j)       an officer’s certificate that Seller’s express representations and warranties set forth in Article VIII are true and correct as of the Closing Date;

(k)       a resolution authorizing this transaction and a copy of the Seller’s Operating Agreement; and

(l)       an assignment executed by Seller or Seller’s affiliate (as the case may be), without warranty or representation of any kind, all right, title and interest of Assignor, if any, in and to the items set forth in Paragraphs 4 and 5 of the Seller’s Materials set forth in Exhibit C.

4.03       Purchaser's Obligations at Closing. At or prior to the Closing, Purchaser shall deliver, or cause to be delivered, to Seller, the following:

(a)       the balance of the Purchase Price, reduced by the Earnest Money on deposit with the Title Company and paid to Seller at Closing;

(b)       Purchaser’s signature to the Closing Statement

10

(c)       an ALTA statement, Gap undertaking if required by the Title Company, any State of Florida and County of Pinellas municipal transfer declarations and the disbursing statement prepared by the Title Company;

(d)       such other documents, instruments or agreements which may be required by the Title Company as a condition to the issuance of its title insurance policy as herein contemplated, provided that Purchaser shall not, in connection with the execution and delivery of any such other documents, instruments or agreements be obligated to incur any liabilities or obligations in addition to those otherwise herein in this Contract contemplated; and

(e)       Such other documents, instruments or agreements which Purchaser may be required to deliver to Seller pursuant to the provisions of this Contract.

4.04     Closing Costs.

(a)	Seller shall pay the following costs and expenses in connection with the Closing:

(i)	Seller's portion of the prorated taxes and fees and any assessments (as provided below);

(ii)	Seller's own attorney's fees;

(iii)	the cost of preparing the Deed;

(iv)	the cost of the Title Commitment;

(v)	one-half of the cost of any Title Company Closing escrow fee (including the New York style fee);

(vi)	the cost of the premium for the Title Policy;

(vii)	the cost of the Survey;

(viii)	State and County transfer taxes; and

(ix)	such other incidental costs and fees customarily paid by sellers in land transactions of this nature in the county where the Property is situated.

(b)	Purchaser shall pay the following costs and expenses in connection with the Closing:

(i)	Purchaser’s own attorney’s fees;

(ii)	the cost of recording the Deed;

(iii)	one-half the cost of any Title Company Closing escrow fee (including one-half of the New York style fee);

11

(iv)	the costs of any endorsements requested by Purchaser beyond those that insure over a title exception objected to by Purchaser;

(v)	the costs of any Table A Items to the Survey requested by Purchaser;

(vi)	such other incidental costs and fees customarily paid by purchasers in land transactions of this nature in the county where the Property is situated.

Any municipal transfer taxes shall be paid by the party responsible for such taxes as specified in the ordinance creating such taxes.

V.	REMEDIES.

5.01     Seller’s Remedies. Should Purchaser breach any term of this Contract and such default continues beyond the Cure Right Period (as defined in Article VII below), Seller shall be entitled, as Seller's sole and exclusive remedy for any default other than a failure of Purchaser to honor its indemnity and hold harmless obligations under Section 2.03 of this Contract, to (i) waive the contractual obligations of Purchaser in writing; or (ii) extend the time for performance by such period of time as may be mutually agreed upon in writing by the Parties hereto; or (iii) terminate this Contract and require the Title Company to pay the Earnest Money on deposit to Seller as liquidated damages for such default and not as a penalty, in which event the Parties shall be released herefrom and shall have no further rights, obligations, or responsibilities hereunder, except the continuing obligations of Purchaser pursuant to Section 2.03 of this Contract. Purchaser agrees that the damages incurred by Seller in the event Purchaser defaults under this Contract and fails to complete the purchase of the Property would be difficult to ascertain and Purchaser agrees that forfeiture of the Earnest Money to Seller is a reasonable remedy. Seller's extension of the time for Purchaser's performance pursuant to clause (ii) above shall not constitute an election of remedies and shall not prohibit Seller's exercise of Seller's other remedies set forth above in the event Purchaser fails to cure such breach prior to the expiration of such extension period. Notwithstanding the above provisions of this Section 5.01, the indemnity and hold harmless obligations of Purchaser described in Section 2.03 of this Contract shall be specifically enforceable by Seller at any time and shall survive any termination of this Contract. Seller shall be entitled to pursue all of its legal and equitable remedies to specifically enforce the obligations of Purchaser described in Section 2.03 of this Contract and shall be entitled to recover all costs and expenses of such enforcement proceedings, including, without limitation, all reasonable attorney’s fees and expenses.

5.02     Purchaser's Remedies. If Seller defaults in its obligation to convey title to the Property to Purchaser on the terms of this Contract when expressly required to do so by the terms hereof or commits any intentional act or omission that causes Seller’s express representations and warranties set forth in Article VIII of this Contract to become untrue, and such default continues beyond the Cure Right Period, then Purchaser shall be entitled, as Purchaser's sole and exclusive remedy, to (a) waive the contractual obligations of Seller in writing; (b) extend the time for performance by such period of time as may be mutually agreed upon in writing by the Parties hereto; (c) terminate this Contract and receive a return of the Earnest Money then on deposit with the Title Company and Seller, plus all of Purchaser’s documented third party out of pocket costs and expenses up to a maximum amount of Fifty Thousand Dollars ($50,000.00) incurred in connection with this transaction (“Purchaser’s Costs”); or (d) enforce specific performance of Seller’s obligation to convey the Property to Purchaser as Purchaser's additional sole remedy in equity or at law. Purchaser shall be deemed to have elected to terminate this Contract and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred.

12

VI.	COMMISSION.

Seller and Purchaser each hereby warrant and represent to the other that no brokers, agents, finders’ fees or commissions, or other similar fees, are due or arising in connection with the entering into of this Contract, the sale and purchase of the Property, or the consummation of transactions contemplated herein; and Seller and Purchaser each hereby agree to indemnify and hold the other harmless from and against all liability, loss, cost, damage, or expense (including but not limited to attorneys’ fees and costs of litigation) which the other party shall suffer or incur because of any claim by a broker, agent, or finder claiming by, through, or under such indemnifying party, whether or not such claim is meritorious, for any compensation with respect to the entering into of this Contract, the sale and purchase of the Property, or the consummation of the transactions contemplated herein.

VII.	NOTICE AND RIGHT TO CURE.

Each party shall be entitled to written notice of any default and shall have five (5) calendar days from receipt of such notice to cure its default (“Cure Right Period”), prior to the exercise of any remedy provided herein. Seller and Purchaser each agree to cooperate with the other Party in any and all attempts by Seller or Purchaser, as applicable, to cure any default within this default cure period.

VIII.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

Seller hereby makes the following representations and warranties and covenants:

8.01 Seller is a limited liability company duly organized, validly existing, and in good standing in the State of Delaware. Seller has the full right and authority and has obtained any and all consents required to enter into this Contract and to consummate or cause to be consummated the transactions contemplated hereby. This Contract has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally.

8.02       Seller is not a "foreign person", as defined in recent amendments to the Internal Revenue Code and, at Closing the, agrees to provide to Title Company, if applicable, an affidavit to that effect.

8.03       There are no parties in possession of any portion of the Property as lessees or tenants at sufferance.

13

8.04    Seller has not received written notice of, nor to Seller's current, actual knowledge are there, any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller that arises out of the ownership of the Property which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Contract or have a material adverse effect on the Property.

8.05    Seller has not received written notice of any condemnation proceedings relating to the Property.

8.06    To Seller's current, actual knowledge, there are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or threatened against Seller or the Property.

8.07    Seller has not received notice of (a) any existing special assessments or similar taxes, charges or assessments relating the Property or (b) any recapture fees owed to any governmental authority having authority over the Property that are due and payable upon the sale of the Property to Purchaser.

8.08    Seller has not received written notice of, nor to Seller’s actual knowledge, is there any litigation which has been filed against Seller that arises out of the ownership of the Property or would materially affect the Property or the use thereof, or Seller’s ability to perform hereunder.

8.09    Seller not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially adversely affect the Property or use thereof except for the following Notices of Prohibited Conditions issued by the City of St. Petersburg Code Enforcement Board: Case Numbers # 21-00018461, # 21-00018464, #21-00017437OG, #21-00017439, and #21-00017385OG (collectively referred to as the “Notices”) for the property located at 233 5th Street North (PIN # 19-31-17-21006-000-0060), 430 3rd Avenue North, (PIN# 19-31-17-21006-000-0080), 249 5th Street North (PIN # 19-21-17-21006-000-0040), 420 3rd Avenue North (PIN # 19-31-17-210006-000-0010) and 442 3rd Avenue North (PIN # 19-31-17-210006-000-0030442).

8.10     Seller has received no notice of a violation of any covenant or easement affecting the Property.

8.11     There are no service agreements or contracts or other agreements affecting the Property or the operation thereof which cannot be terminated on thirty (30) days notice. In addition, Seller hereby represents and warrants, that any outstanding fees or expenses due any entities or individuals engaged by Seller, or any Seller affiliate, to provide services in any way related to the Property, including for the preparation of plans, reports and drawings related to the development of the Property, shall be paid in full on or before Closing.

8.12     Until the Closing, Seller shall maintain the Property in its present condition and repair, reasonable wear and tear excepted and continue its efforts to deter any unauthorized occupancy of the buildings currently located on the Real Property pending demolition and removal (“Buildings”). Additionally, between the date of this Contract and the Closing, Seller shall not enter into any agreements affecting the Property, unless same are terminated prior to Closing, without the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

14

8.13     Seller has not conducted a Phase II Environmental Site Assessment to investigate the subsurface of the Real Property. Seller did engage ECS Florida, LLC to conduct certain asbestos surveys at the Buildings, copies of which are included in the Seller’s Materials. To the Seller’s Knowledge, Seller has not received any written notice from any governmental or regulatory authority of any violation of applicable Environmental Laws with respect to the Property. For the purposes of this Section, “Environmental Laws” means any and all federal, state, county and local statutes, laws, regulations and rules in effect on the date of this Contract relating to the use, transportation and disposal of Hazardous Materials.

8.14     Except as otherwise specifically set forth herein, with respect to the Seller, wherever the term “actual knowledge” or “knowledge” is used above, it shall refer to the actual present and conscious awareness or knowledge of ________ for the Seller, without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of ________ or any officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms “actual knowledge” or “knowledge” do not include constructive knowledge, imputed knowledge, or knowledge Seller or ________ do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. The provisions of this Section 8.14 shall survive the Closing.

8.15     Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to a Closing that would make any of the representations or warranties of Seller inaccurate in any material respect. If as part of the foregoing notification, Seller agrees to take the necessary action to eliminate the material inaccuracy in any such representation or warranty on or before the date of the Closing and if Seller does so eliminate or remove such material inaccuracy, the terms and provisions of this Contract shall remain in full force and effect and Purchaser shall complete the Closing of the Property as specified herein. In the event that prior to a Closing, Purchaser discovers that any of such representations or warranties are not accurate in any material respect, Purchaser shall notify Seller thereof in writing and Seller shall have ten (10) Business Days after receipt of such notice (and the Closing will be extended if necessary to allow for the running of such ten (10) day period) to notify Purchaser whether it will cure such inaccuracy prior to the Closing. If either in a notice from Seller to Purchaser notifying Purchaser of a material inaccuracy in any representation or warranty or if Seller does not respond to Purchaser’s notice of a material inaccuracy or in a response, Seller does not agree to correct such inaccuracy, then Purchaser may elect to terminate this Contract and its obligations hereunder (except the obligations specified in Section 2.03) by notifying Seller in writing of such termination ten (10) Business Days after either receiving any aforementioned notice from Seller or Seller’s failure to respond to Purchaser’s notice (and the Closing shall be extended to permit the running of such ten (10) Business Day period) as Purchaser’s sole and exclusive remedy for such material inaccuracy. Upon such termination, Purchaser shall receive a return of the Earnest Money and Purchaser’s Costs. If Purchaser does not elect to terminate this Contract as described above and proceeds to Closing, then then Purchaser shall be deemed to have irrevocably and absolutely waived, relinquished and released all rights and claims against Seller for any damage or other loss arising out of or resulting from such untrue or inaccurate representation or warranty or such unfulfilled or unsatisfied covenant or condition. All representations and warranties contained herein (as the same may need to be modified on or before the Closing Date to reflect current information) and all representations and warranties contained in any Closing Document, except where discovered and waived by Purchaser prior to Closing as aforesaid, shall survive the Closing hereunder for a period of six months

15

(“Survival Period”) and shall not be deemed to have been waived at the Closing or merged into any of the documents of conveyance or transfer to be delivered by Seller at the Closing. Provided, however, Seller shall (a) have a reasonable cure period to resolve such claim, timely raised by Purchaser, to Purchaser’s reasonable satisfaction but in no event longer than 30 days (which cure period shall toll the Survival Period) and (b) be liable only for direct and actual damages suffered by Purchaser on account of Seller's breach not to exceed a maximum aggregate cap of Two Hundred and Fifty Thousand Dollars ($250,000.00) and not for (i) indirect, consequential or punitive damages or (ii) for any representation or warranty herein contained, unless on or prior to the expiration of the Survival Period, Purchaser shall have (A) notified Seller in writing setting forth specifically the representation or warranty allegedly breached, and a description of the alleged breach in reasonable detail and (B) filed a complaint or petition against Seller alleging such claim in an appropriate state or federal court in the county in which the Property is located, no later than 30 days after the expiration of the Survival Period and the damages suffered by Purchaser from all alleged warranty breaches is estimated in good faith by Purchaser to be greater than Twenty Five Thousand Dollars ($25,000.00). The provisions of this Section 8.15 shall survive the Closing.

IX.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

9.01     There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser that conflicts with this Contract. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Contract.

9.02     There are no attachments, executions, or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor-relief laws pending or threatened against Purchaser.

9.03     Purchaser is not a "foreign person", as defined in recent amendments to the Internal Revenue Code and, at Closing the, agrees to provide to Title Company, if applicable, an affidavit to that effect.

X.       NOTICE. Except as otherwise provided in this Contract, all notices, demands, requests, consents, approvals and other communications required or permitted to be given hereunder, or which are to be given with respect to this Contract, shall be in writing and shall be deemed delivered upon the personal delivery thereof, or upon delivery by electronic mail transmission (email) provided a courtesy copy of such notice shall also be sent by overnight courier service for next Business Day delivery or on the next Business Day following delivery to a reliable and recognized overnight air-freight service (where instructions are included for next day delivery) or local delivery service (where instructions are included for same or next day delivery), provided such notices shall be addressed or delivered to the parties at their respective addresses as follows:

If to Seller:

With Copy to:

16

If to Purchaser:

With a copy to:	Moritt Hock Hamroff LLP
1407 Broadway, 39th Floor
New York, NY 10018
Attn: Anthony J. Ficara
Email: aficara@moritthock.com
and mwickersham@moritthock.com

Notices given by a Party’s attorney shall be deemed notice from such Party and notices provided to a Party’s attorney shall be deemed notices provided to such Party. Email transmission to an email address provided above shall be effective as of the date and time of email transmission; provided that, if the email notice is transmitted during non-business hours, the effective date and time of notice is the next Business Day after transmission. All costs and expenses of the delivery of notices hereunder shall be borne and paid for by the delivering party.

XI.	CONDEMNATION AND RISK OF LOSS

11.01     In the event that prior to a Closing, all or one any portion of the Property or any rights or easements therein shall be taken by condemnation or rights of eminent domain or like process, or shall be threatened therewith, and the same, in Purchaser’s reasonable opinion, would have a materially adverse impact upon Purchaser’s proposed development of the Property, Purchaser shall, within seven (7) calendar days after having received notice thereof from Seller (which notice Seller agrees to provide to Purchaser after receipt by Seller of any notice of condemnation, eminent domain or like process), elect in a writing delivered to Seller to either: (a) continue this Contract in full force and effect, notwithstanding such taking or threatened taking, in which case Purchaser shall be required to continue the purchase of the Property for the Purchase Price and at the applicable Closing, Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any condemnation awards attributable to the applicable Property; or (b) terminate this Contract and obtain a full refund of the Earnest Money deposit. Failure of Purchaser to make a written election as aforesaid shall constitute an election of alternative (a) above.

11.02    Seller assumes the risk of any loss or damage to the Property beyond ordinary wear and tear until the Closing Date. Notwithstanding the foregoing, Seller shall not be responsible for the cost of repair or restoration of any material damage or injury caused to the Buildings, beyond normal wear and tear.

XII.	MISCELLANEOUS PROVISIONS.

12.01    Any covenant or agreement herein which contemplates performance after the time of Closing of the sale of the Property shall not be deemed to be merged into or waived by the closing documents but shall expressly survive the Closing and be binding upon the Parties obligated thereby.

12.02    The terms, provisions, warranties, representations, covenants, and agreements contained in this Contract shall apply to, be binding upon, and inure to the benefit of, the Parties hereto and their respective legal representatives, successors, and assigns.

17

12.03    Time is of the essence in the performance of this Contract. As used herein, a day” or “Business Day” shall mean any day other than Saturday, Sunday or other day that commercial banks in Illinois are authorized or required to close under applicable law. If the expiration of any time period hereunder, including, without limitation, the Feasibility Period, shall expire on a Saturday, Sunday or legal holiday, then such time period shall be extended until the close of business on the next following Business Day.

12.04    This Contract is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Florida without reference to the conflicts of laws provisions thereof.

12.06    The paragraph headings used in this Contract are for convenience purposes only and shall not be used in the interpretation of this Contract.

12.07    All exhibits attached hereto are incorporated herein by reference and made a part of this Contract.

12.08    Failure of Purchaser or Seller to insist in any one or more instances upon the performance of any of the covenants, agreements, and/or conditions of this Contract or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such covenant or condition.

12.09    Purchaser acquires no real property interest in the Property by the execution of this Contract. Purchaser's rights vest upon Closing and the payment of the sums specified in Article I.

12.10     This Contract constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings or agreements between the parties with respect to the subject matter hereof. This Contract may not be altered, modified, extended, revised or changed, nor may any party hereto be relieved of any of its liabilities or obligations hereunder, except by written instrument duly executed by each of the parties hereto. Any such written instrument entered into in accordance with the provisions of the preceding sentence shall be valid and enforceable notwithstanding the lack of separate legal consideration therefor.

12.11     If any items, terms, or provisions contained in this instrument are in conflict with any applicable Federal, state, or local laws, this Contract shall be affected only as to its application to such items, terms, or provisions, and shall in all other respects remain in full force and effect.

12.12     All of the representations, warranties, covenants, and agreements made by Seller and by Purchaser shall survive the Closing(s) for the period of time as set forth in this Contract, shall not be merged therein for the benefit of Purchaser and Seller and their respective legal representatives, successors, and assigns.

12.13     In the event the Seller or Purchaser breaches any of the terms, provisions, warranties, representations, covenants, or agreements contained in this Contract and Seller and Purchaser become involved in litigation with regard to breach hereof, the non-prevailing party shall pay all reasonable costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees.

18

12.14     Nothing contained herein is intended to create, nor shall it ever be construed to make, Seller and Purchaser partners or joint venturers.

12.15     The provisions of this Contract are severable, and if any provision or part hereof or the application thereof to any person or circumstances shall ever be held by any court of competent jurisdiction to be invalid or unconstitutional for any reason, the remainder of this Contract and the application of such provisions or part hereof to other persons or circumstances shall not be affected thereby.

12.16     The term, "date of this Contract", or "date hereof", “Effective Date,” or "effective date of this Contract", as used herein, shall mean the date of Purchaser’s attorney’s receipt of a fully executed copy of this Contract by email.

12.17     Each of the covenants, undertakings and agreements of the parties hereto are intended solely for the benefit of the other party and its successors in interests and assigns under the provisions of this Contract and are not intended for the benefit of, and may not be enforced by, any third party.

12.18     Except for an uncured default under this Contract by Seller which provides Purchaser with the right of specific performance which is exercised by Purchaser, Purchaser shall at no time file a lis pendens or other lien against the Property or record this Contract or any memorandum hereof without the express written consent of Seller which Seller may withhold in its sole and absolute discretion. Unpermitted filing of a lis pendens or other lien against the Property or recording of this Contract by Purchaser shall be a default by Purchaser hereunder.

12.19     This Contract may be executed in duplicate counterparts by Seller and Purchaser, the legal effect of which shall be the same as if both parties had signed the same instrument. Further, signatures transmitted in a “PDF” format by electronic mail (email), or accomplished through an electronic signature platform, such as DocuSign, shall have the same force and effect as an original signature in this Contract.

12.20     Except as provided for herein, this Contract shall not be assigned by Purchaser to an unrelated third party without the express, prior written consent of Seller except (a) to an entity controlling, controlled by or under common control with Purchaser who shall assume all of the obligations of Purchaser hereunder, (b) Purchaser shall remain primarily liable for the performance of Purchaser’s obligations to the extent accruing prior to such assignment and (c) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least two (2) Business Days prior to Closing.

12.21     The parties hereto agree that the submission of an unexecuted copy or counterpart of this Contract by one party to another is not intended by either party to be, or be deemed to be, a legally binding contract or an offer to enter into a legally binding contract. The parties shall be legally bound pursuant to the terms of this Contract only if and when the parties have been able to negotiate all of the terms and provisions of this Contract in a manner acceptable to each of the parties in their respective sole discretion, and both Seller and Purchaser have fully executed and delivered this Contract.

19

12.22     This Contract shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Contract.

12.23     Purchaser and Seller agree that, prior to Closing, the terms of this Contract (including the Purchase Price) shall remain confidential and private in all respects, and that said terms shall not be disclosed directly to anyone, except their attorneys, advisors, consultants, agents, lenders, bankers, investors, potential investors, tax preparers, contractors, as required by law or court order or to other entities who may have a bona fide need to know the terms for tax, underwriting, investing or legal reasons. Purchaser and Seller agree not to contact, or respond to requests from, any media outlet regarding the terms of this Contract prior to Closing without the prior written consent of all parties. From and after Closing, either party may release to the public such information as such party is required to release under applicable United States securities laws or any matters set forth in this Contract, including, without limitation, the Purchase Price. Any public release of information not required by law from and after Closing by either party shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld. This provision shall survive the earlier termination of the Contract or Closing.

XIII.	RELEASE

PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO EXCEPT AS SET FORTH IN THIS CONTRACT OR IN ANY CLOSING DOCUMENT. EXCEPT AS SPECIFICALLY STATED IN THIS CONTRACT OR IN ANY CLOSING DOCUMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS.

20

XIV.	WAIVER.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, PURCHASER AND SELLER EACH HEREBY EXPRESSLY, IRREVOCABLY, FULLY AND FOREVER RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHT TO TRIAL BY JURY AND ALL RIGHT TO RECEIVE PUNITIVE, EXEMPLARY AND CONSEQUENTIAL DAMAGES FROM THE OTHER (OR ANY PAST, PRESENT OR FUTURE BOARD MEMBER, TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE, AGENT, REPRESENTATIVE, OR ADVISOR OF THE OTHER) IN ANY CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR CAUSE OF ACTION IN WHICH PURCHASER AND SELLER ARE PARTIES, WHICH IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO ANY OF THE FOLLOWING, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT OR TORT OR ANY OTHER LEGAL BASIS: THIS CONTRACT; THE PROPERTY; ANY PAST, PRESENT OR FUTURE ACT, OMISSION, CONDUCT OR ACTIVITY WITH RESPECT TO THIS CONTRACT OR THE PROPERTY; ANY TRANSACTION, EVENT OR OCCURRENCE CONTEMPLATED BY THIS CONTRACT; THE PERFORMANCE OF ANY OBLIGATION OR THE EXERCISE OF ANY RIGHT UNDER THIS CONTRACT; OR THE ENFORCEMENT OF THIS CONTRACT.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

21

IN WITNESS WHEREOF, the Parties hereto have executed this Contract in multiple copies, each of which shall be deemed to be an original, on the dates set forth below.

Seller:

Third Avenue at St Petersburg LLC,
A Delaware limited liability company

By:

Its:

Date:

Purchaser:

THIRD AVENUE APARTMENTS LLC
a Delaware limited liability company

By:

Its:

Date:

22

ESCROW CONSENT AND ACKNOWLEDGMENT

The undersigned agrees to act as the Title Company and Escrow Agent for the transaction described in the above Contract as provided herein. Receipt of the Earnest Money is hereby acknowledged. The undersigned agrees to hold and deliver such Earnest Money in accordance with the terms of this Contract.

LIMITATION OF DUTIES OF ESCROW AGENT: Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any delivery or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Contract hereinafter referred to and except for joint instructions given to Escrow Agent by the parties hereto, Escrow Agent shall not be obligated to recognize any agreement between any or all the persons referred to herein.

It is understood and agreed that the duties of Escrow Agent are purely ministerial in nature. Escrow Agent shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, except for acts of willful misconduct or gross negligence. Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Except as specifically set forth herein, Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Contract or any of the terms hereof, unless evidenced by a final judgment or decree of a court of competent jurisdiction in the State of Florida or a Federal court in such State, or a writing delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto.

CHICAGO TITLE INSURANCE COMPANY

Escrow No. _________________	By:

(Print Name)
Authorized Representative
Date: _______________, 2021

23

EXHIBIT A

LEGAL DESCRIPTION

24

EXHIBIT B

Permitted Exceptions

25

EXHIBIT C

SELLER’S MATERIALS

26